Exhibit 23.1

MERCURIUS & ASSOCIATES LLP Formerly known as AJSH & Co LLP
+91 11 4559 6689
info@masllp.com
www.masllp.com

CONSENT LETTER

We hereby consent to the incorporation in the Form 10-K of Kuber Resources Corporation (the “Company”) of our report dated April 16, 2024, with respect to the Financial Statements of the Company for the year ended December 31, 2023 and the related notes to the financial statements.

Mercurius & Associates LLP

(Formerly known as AJSH & Co LLP)

April 16, 2024

New Delhi, India

LLPIN-AAG-1471 A-94/8, Wazirpur Industrial Area New Delhi-110052, India